Exhibit 10.6
DATED 28 DECEMBER 2006
BY
STONEPATH HOLDINGS (HONG KONG) LIMITED
as Chargor
In favour of
SBI BRIGHTLINE, LLC
acting as Security Agent

SHARE CHARGE

RAJAH & TANN

advocates & solicitors

4 Battery Road
#26-01 Bank of China Building
Singapore 049908
Tel: 65 6535 3600
Fax: 65 6538 8598
E-mail: info@iajahtann. com
Website: www rajahtann.com

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THIS DEED is dated 28 DECEMBER 2006 and made between:
(1)	STONEPATH HOLDINGS (HONG KONG) LIMITED, registration number 0816242 (the “Chargor”): and

(2)	SBI BRIGHTLINE, LLC (the “Security Agent”, as security agent for’ the benefit of the Finance Parties)
BACKGROUND
(A)	By a Debt Restructuring Agreement (the “DRA”) dated 16 November 2006 and made between (1) the Chargor, and (2) SBI Brightline, LLC and Hong Kong League Central Credit Union as Subscribers, the Chargor agreed to restructure its existing indebtedness to the Subscribers, upon the terms and subject to the conditions of the DRA.

(B)	Under the terms of the DRA, the Chargor agreed to issue secured loan notes (the “Notes”) to the Subscribers, and the Subscribers agreed to subscribe to the Notes, upon the terms of the Instrument.

(C)	The Chargor is entering into this Deed in connection with the terms of the Instrument

(D)	The Security Agent holds the benefit of this Deed on trust for the Noteholders on the terms of the Notes
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless a contrary indication appears, terms used in the Instrument have the same meaning and construction and:

“Acts” means the Companies Act and the Property Act.

“Charged Assets” means the assets from time to time subject, or expressed to be subject, to the Charges or any part of those assets

“Charges” means all or any of the security created or expressed to be created by or pursuant to this deed.

“Companies Act” means the Companies Act, Chapter 50 of Singapore “Companies” mean:
(a)	G Link Express Logistics (Singapore) Pte. Ltd. (Singapore company registration number 200307186E);

(b)	Planet Logistics Express (Singapore) Pte. Ltd. (Singapore company registration number 200312364D);

(c)	Group Logistics Pte. Ltd. (Singapore company registration number 200303653C); and

(d)	G Link Express Freight (Asia Pacific) Pte Ltd (Singapore company registration number 200412366H), and “Company” means any one of them.
“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.
“Delegate” means a delegate or sub-delegate appointed under Clause 11 2 (Delegation),

“Enforcement Event” means:
(a)	any corporate action, legal proceedings or other procedure or step is taken in relation to the administration of the Chargor; or

(b)	an Event of Default,
and an Enforcement Event is “continuing” if it has not been waived.
“Finance Documents” means this Deed and the Instrument.
“Finance Parties” means the Security Agent and the Noteholders and “Finance Party” means any of them
“Instrument” means the instrument in the form of Schedule 5 of the DRA executed or to be executed by the Chargor whereby the Chargor agrees to create and issue the Notes on the terms thereof.
“Liabilities” means all present and future moneys, debts and liabilities due, owing or incurred by the Chargor to any Finance Party under or in connection with any Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).
“Party” means a party to this Deed.
“Property Act” means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.
“Receiver” means a receiver and manager or other receiver appointed in respect of the Charged Assets.
“Related Assets” means all present and future:
(a)	dividends and distributions of any kind and any other sum received or receivable in respect of the Shares;

(b)	rights, shares, money or other assets accruing or offered by way of conversion, exchange, redemption, bonus, preference, option or otherwise in respect of the Shares;

(c)	allotments, offers and rights accruing or offered in respect of or in substitution for the Shares; and

(d)	other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of the Shares.

“Shares” means all of the shares and/or equity interest in the share capital of the Company held by, or the order or on behalf of the Chargor at any time.
1.2	Construction

The provisions in Clause 1(C) to l(F) of the Instrument apply to this Deed with all necessary changes.

1.3	Third Party Rights
(a)	Unless expressly provided to the contrary, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Deed

(b)	Notwithstanding any terms of this Deed or any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.
2.	UNDERTAKING TO PAY

The Chargor shall pay each of the Liabilities when due in accordance with its terms or, if they do not specify a time for payment, immediately on demand by the Security Agent.

3.	CHARGE

The Chargor charges the Shares and Related Assets, as legal and beneficial owner and by way of first ranking fixed charge in favour of the Security Agent, and assigns and agrees to assign absolutely and unconditionally to the Security Agent all its present and future rights, title and interest in and to the Shares and Related Assets, in each case for the payment and discharge of all of the Liabilities.

4.	DEPOSIT OF CERTIFICATES AND TRANSFERS

4.1	Deposit on Date of Deed

The Chargor shall on the date of this Deed, deposit (or procure the deposit) with the Security Agent, or as it directs, an share certificates and other docurnents of title (if any) in respect of the Shares, and share transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares.

4.2	Deposit on further acquisition

The Chargor shall, promptly upon the acquisition, accrual, offer or issue of any further shares in any Company in which the Chargor has a beneficial interest, deliver or procure the delivery to the Security Agent, or as it directs, all share certificates and other documents of title (if any) in respect of these shares, and share transfer forms (executed in blank by or on behalf of the Chargor) in respect of these shares as the Security Agent may request.

5.	VOTING AND DIVIDEND

5.1	Voting before enforcement

Subject to Clause 5.2 (Voting after enforcement), the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to the Charged Assets as it sees fit provided that:
(a)	it does so for a purpose not inconsistent with any Finance Document; and

(b)	the exercise of or failure to exercise those rights would not have an adverse effect on the value of the Charged Assets and would not otherwise prejudice the interests of any Finance Party under any Finance Document.

5.2	Voting after enforcement At any time while after the occurrence of an Enforcement Event:
(a)	the Security Agent or the Receiver shall be entitled to exercise or direct the exercise of the voting and other rights attached to the Charged Assets in such manner as it or he sees fit; and

(b)	the Chargor shall comply or procure the compliance with any directions of the Security Agent or the Receiver in respect of the exercise of those rights and shall promptly execute and/or deliver to the Security Agent or the Receiver such forms of proxy as it or he requires with a view to enabling such person as it or he selects to exercise those rights.
5.3	Dividends before enforcement

Subject to Clause 5 4 (Dividends after enforcement), the Security Agent shall (or, as the case may be, ensure that its nominee shall) pay any cash income derived from the Charged Assets of the Company to the Chargor.

5.4	Dividends after enforcement

At any time after the occurrence of an Enforcement Event the Security Agent (or, as the case may be, its nominee) shall be entitled to retain any cash income derived from the Charged Assets received by it and shall apply the same as the Security Agent sees fit to reduce the Liabilities by an equivalent amount, and the Chargor shall forthwith pay to the Security Agent any such cash income received by it.

6.	REPRESENTATIONS AND WARRANTIES

The Chargor makes the representations and warranties set out in this Clause 6 (Representations and Warranties) to each Finance Party on the date of this Deed.

6.1	Status
(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

6.2	Binding obligations

The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable in accordance with its terms.

6.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:
(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of the Charged Assets, nor result in the existence of, or oblige it to create, any Security over any of the Charged Assets
6.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated hereunder

6.5	Validity and admissibility in evidence
All Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed;

(b)	to make this Deed admissible in evidence in its jurisdiction of incorporation;

(c)	to enable it to create the Charges created by it hereunder and to ensure that such Charges have the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect
6.6	Governing law and enforcement

The choice of Singapore law as the governing law of this Deed will be recognised and enforced in its jurisdiction of incorporation

6.7	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under this Deed.

6.8	No filing or stamp taxes

Subject to :
(a)	the payment of stamp duty of S$500 in Singapore; and

(b)	the registration of a statement particulars containing of charge in respect of this Deed with the Accounting and Corporate Regulatory Authority in Singapore,

it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Deed or the transactions contemplated hereunder

6.9	No default

No Event of Default is continuing or might reasonably be expected to result from the Chargor’s entry into, performance of, or transaction contemplated by this Deed

6.10	No misleading information

Any factual information provided by or on behalf of the Chargor in connection with the this Deed was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated

6.11	Pari passu ranking
(a)	This Deed creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Finance Parties the Charges which it is expressed to create with the ranking and priority it is expressed to have

(b)	Without limiting paragraph (a) above, its payment obligations under this Deed rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally
6.12	No proceedings pending or threatened

No litigation, arbitration, investigative or administrative proceedings of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against it involving the Charged Assets nor are there any circumstances which might give rise to any such litigation, arbitration, investigative or administrative proceedings

6.13	Charged Assets
(a)	It has good and marketable title to and in the legal and beneficial over of the Charged Assets, free from all Security except the Security created pursuant to, or permitted by, the Finance Documents

(b)	The constitutional documents of the Companies do not restrict or inhibit in any manner any transfer of any of its shares which are expressed to be (or are required by this Agreement to be or become) subject to any Security.

(c)	The shares of the Companies which are expressed to be (or are required by this Deed to be or become) subject to the Charges are issued, fully paid, non-assessable and freely transferable, and there are no moneys or liabilities outstanding or payable in respect of any such shares.

(d)	There are no agreements in force or corporate resolutions passed which require or might require the present or future issue or allotment of any share capital of the Companies (including any option or right of pre-emption, conversion or exchange).

(e)	No restrictions exist in relation to the voting rights associated with any of the Charged Assets.
6.14	No Immunity

Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in its jurisdiction of incorporation. Its entry into this Deed constitutes, and the exercise of its rights and performance of and compliance with its obligations under this Deed will constitute, private and commercial acts done and performed for private and commercial purposes.

6.15	Solvency

It is not insolvent or unable to pay its debts (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts within the meaning of the law of the jurisdiction in which it is incorporated, nor, in any such case, will it become so in consequence of entering into this Deed and/or performing any transaction contemplated hereunder.

6.16	Repetition

The representations and warranties contained in Clauses 6.1 to 6.15 shall be deemed to be repeated by the Chargor by reference to the facts and circumstances then existing on each day for so long as any amount is outstanding under the Finance Documents.

7.	UNDERTAKINGS

The undertakings in this Clause 7 (Undertakings) remain in force from the date of this Deed for so long as any amount is outstanding under the Finance Documents.

7.1	Compliance with laws

The Chargor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Deed.

7.2	Negative pledge

The Chargor shall not create or permit to subsist any Security over any of the Charged Assets.

7.3	Disposals

The Chargor shall not sell, lease, transfer or otherwise dispose of the any of the Charged Assets.

7.4	Acquisition

The Chargor shall promptly notify the Security Agent of:
(a)	its acquisition of, or agreement to acquire, any Shares; and

(b)	the declaration, payment, allotment, offer or issue of any Related Asset.
7.5	Rights Issues, etc.

The Chargor will within five Business Days of demand, duly pay all calls, subscription moneys and/or other moneys payable on or in respect of the Charged Assets. If the Chargor does not do so, the Security Agent may do so and, if the Security Agent does so, the Chargor shall within five Business Days of demand indemnify the Security Agent against such payment together with interest thereon for the period beginning on the date of such payment and ending on the date on which the Security Agent has been indemnified in full by the Chargor calculated at the rate per annum specified in Clause 4(F) of the Instrument.

7.6	No Merger, etc.

The Chargor shall not enter into any amalgamation, demerger, merger or corporate reconstruction except that this shall not restrict the Chargor from acquiring some or all of the issued shares in the capital of the Companies not already owned by the Chargor.

8.	FURTHER ASSURANCE

8.1	Further assurance

The Chargor shall promptly do whatever the Security Agent requires:
(a)	to perfect or protect the Charges or the priority of the Charges; or

(b)	to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Security Agent or any Receiver, including depositing, with the Security Agent, all share certificates and other title documents relating to any of the Charged Assets, executing any transfer, conveyance, charge, assignment or assurance of the Charged Assets (whether to the Security Agent or its nominees or otherwise), making any registration and giving any notice, order or direction.

8.2	Transfer upon Enforcement Event

At any time during the continuation of an Enforcement Event, the Chargor shall upon demand from the Security Agent:
(a)	procure the transfer of the Charged Assets into the name of the Security Agent or its nominee(s), agents or such purchasers as it shall direct; and

(b)	execute all documents and do all other things that the Security Agent may require to facilitate the realization of the Charged Assets
9.	ENFORCEMENT

9.1	When enforceable

At any time after the occurrence of an Enforcement Event, the security created by or pursuant to this Deed shall become immediately enforceable and the Security Agent may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:
9.1.1	enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Assets; and

9.1.2	whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Property Act (as varied or extended by this Deed) on mortgagees and by this Deed on any Receiver or otherwise conferred by law on mortgagees or Receivers
9.2	Power of sale

The statutory power of sale, of appointing a Receiver and the other statutory powers conferred on mortgagees by Section 24 and 29 of the Property Act and any similar provisions of any equivalent law as varied and extended by this Deed shall arise on the date of this Deed and may be exercised by the Security Agent free from the restrictions imposed by any statutory provisions in relating to the exercise of any power of sale

9.3	Consolidation

Section 21 of the Property Act shall not apply to the security created by this Deed

10.	APPOINTMENT AND RIGHTS OF RECEIVERS

10.1	Appointment of receivers

If (a) requested by the Chargor, (b) any corporate action, legal proceedings or other procedure or step is taken in relation to the administration of the Chargor, or (c) any other Enforcement Event has occurred (whether or not the Security Agent has taken possession of the Charged Assets), then without any notice or further notice, the Security Agent may, by deed, or otherwise in writing signed by any officer or manager of the Security Agent or any person authorised for this purpose by the Security Agent, appoint one or more persons to be a Receiver Subject to the provisions of the Companies Act, the Security Agent may similarly remove (so far as it is lawfully able) any Receiver and appoint any person instead of any Receiver If the Security Agent appoints more than one person as Receiver, the Security Agent may give those persons power to act either jointly or severally Any Receiver referred to in this Clause 10 (Appointment and Rights of Receivers) may enjoy the benefit or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore The provisions of Section 29 of the Property Act and any similar provision of any equivalent law (as varied and/or extended by this Deed) shall apply to any appointment made pursuant to this Deed.

10.2	Scope of appointment

Any Receiver may be appointed Receiver of all of the Charged Assets or Receiver of a part of the Charged Assets specified in the appointment.

10.3	Rights of Receivers

Any Receiver appointed pursuant to this Clause 10 (Appointment and Rights of Receivers) and shall have the rights, powers, privileges and immunities conferred by the Acts on (a) mortgagees, (b) mortgagees in possession and (c) receivers duly appointed under the Acts. The Receiver shall in exercise of the Receiver’s powers, authorities and discretions conform to the directions and regulations from time to time given or made by the Security Agent.

10.4	Agent of Chargor

Any Receiver shall be the agent of the Chargor for all purposes. The Chargor alone shall be responsible for the Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by the Receiver.

10.5	Remuneration

The Security Agent may determine the remuneration of any Receiver (without being limited to the maximum rate specified in Section 29(6) of the Property Act) and direct payment of that remuneration out of moneys he receives as Receiver. The Chargor alone shall be liable for the remuneration and all other costs, losses, liabilities and expenses of the Receiver.

10.6	No liability for exercise of powers

Neither the Security Agent nor the Receiver shall be liable for any losses, involuntary or otherwise, which arise in the exercise by the Security Agent or the Receiver or their respective powers under this Deed except for this own gross negligence or willful default Any Receiver appointed under this Deed may enjoy the benefit of or enforce the terms of this Clause in accordance with the provisions of the Contracts (Right of Third Parties) Act, Chapter 53B of Singapore

11.	SECURITY AGENT’S RIGHTS

11.1	Same rights as Receiver

Any rights conferred by any Finance Document upon a Receiver may be exercised by the Security Agent, after the Charges become enforceable, whether or not the Security Agent shall have appointed a Receiver of the Charged Assets.

11.2	Delegation

The Security Agent may delegate in any manner to any person, provided that the Security Agent exercised reasonable care in selecting such delegate, any rights exercisable by the Security Agent under any Finance Document. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Agent thinks fit

11.3	Realisation
(a)	If the Security Agent or any Receiver exercises the rights conferred on it the same shall not be treated as an absolute appropriation of or foreclosure on the Charged Assets to the exclusion of the Chargor and in extinguishment of its interests therein, unless the Security Agent or the Receiver shall otherwise notify the Chargor (whether before or after the relevant appropriation or foreclosure has been effected), in which latter event any such appropriation or foreclosure shall be treated as a sale of the Charged Assets at a fair market value and the Liabilities shall be reduced by an equivalent amount.

(b)	In any disposal of the Charged Assets, the Security Agent or the other Finance Parties may, provided that they shall first have used reasonable efforts to dispose of the relevant Charged Assets or rights to third parties subject to compliance with any rules or regulations laid down by any governmental or other agency or authority, themselves purchase at a fair market value the whole or any part of the Charged Assets or rights disposed of free from any rights of redemption on the part of the Chargor which are hereby waived and released.
12.	ORDER OF DISTRIBUTIONS

12.1	Application of proceeds

All amounts received or recovered by the Security Agent or any Receiver or Delegate in exercise of their rights under this Deed shall, subject to the rights of any creditors having priority, be applied in the order provided in Clause 12.2 (Order of distribution).

12.2	Order of distribution

The order referred to in Clause 12.1(Application of proceeds) is (subject to any claims having priority under Section 26 of the Property Act and any similar provision of any equivalent law and subject to Clause 16 5(Appropriations)):
(a)	in or towards the payment of all costs, losses, liabilities, expenses and remuneration of and incidental to the appointment of any Receiver or Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him;

(b)	in or towards the payment of the Liabilities; and

(c)	in payment of any surplus to the Chargor or other person entitled to it
13.	LIABILITY OF SECURITY AGENT, RECEIVERS AND DELEGATES

Neither the Security Agent nor any Receiver or Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason) be liable to the Chargor, any Finance Party or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Security Agent, any Receiver, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with the Finance Documents except to the extent caused by its or his own gross negligence or wilful misconduct. Any third party referred to in this Clause 13(Liability of Security Agent, Receivers and Delegates) may enjoy the benefit or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore

14.	POWER OF ATTORNEY

14.1	Appointment

The Chargor by way of security irrevocably appoints the Security Agent, every Receiver and every Delegate severally its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:
(a)	to do anything which the Chargor is obliged to do (but has not done) under any Finance Document to which it is party (including to execute charges over, transfers, conveyances, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets); and

(b)	to exercise any of the rights conferred on the Security Agent, any Receiver or any Delegate in relation to the Charged Assets or under any Finance Document, either of the Acts, generally under Singapore law or any other applicable law
14.2	Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 14.1 (Appointment). Any third party referred to in this Clause 14 may enjoy the benefit or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore

15.	PROTECTION OF THIRD PARTIES

15.1	No duty to enquire

No person dealing with the Security Agent, any other Finance Party, any Receiver or any Delegate shall be concerned to enquire:

(a)	whether the rights conferred by or pursuant to any Finance Document are exercisable;

(b)	whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

(c)	otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights (including whether or not any delegation shall have lapsed for any reason or has been revoked); or

(d)	as to the application of any money borrowed or raised

15.2	Protection to purchasers

Subject to the provisions of this Deed, all the protection to purchasers contained in Section 26 of the Property Act or in any similar provision of any equivalent law shall apply to any person purchasing from or dealing with the Security Agent, any other Finance Party, any Receiver or any Delegate.

16.	SAVING PROVISIONS

16.1	Continuing Security

Subject to Clause 17 (Discharge of Security), the Charges are continuing security and will extend to the ultimate balance of the Liabilities, regardless of any intermediate payment or discharge in whole or in part

16.2	Reinstatement

If any payment by the Chargor or any discharge given by a Finance Party (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is avoided or reduced (whether in whole or in part) for any reason including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any other reason:
(a)	the liability of the Chargor and the Charges shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred
16.3	Waiver of defences

Neither the obligations of the Chargor under this Deed nor the Charges will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under any of the Charges (without limitation and whether or not known to it or any Finance Party) including:
(a)	any time, waiver or consent granted to, or composition with, any guarantor or other person;

(b)	the release of any guarantor or any other person under the terms of any composition or arrangement with any creditor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or Security over assets of, any guarantor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a guarantor or any other person;

(e)	any amendment (however fundamental), novation, supplement, restatement (however fundamental) or replacement of a Finance Document or any other document or Security, including any increase in, extension of or change to any facility made available under the Finance Document or other document;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security; or

(g)	any insolvency or similar proceedings; or

(h)	any Finance Document not being executed or binding against any person; or

(i)	postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any guarantor or other person under any Finance

Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order
16.4	Immediate recourse

The Chargor waives any right it may have of first requiring the Security Agent to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Chargor under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary

16.5	Appropriations

Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated, each Finance Party (or any trustee or agent on its behalf) may refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such rnanner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same

16.6	Deferral of Chargor’s rights

Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated and unless the Security Agent otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:
(a)	to be indemnified by any guarantor or other person;

(b)	to claim any contribution from any other guarantor; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or other security taken pursuant to, or in connection with, the Finance Documents by any Finance Party
16.7	Additional Security

The Charges are in addition to and are not in any way prejudiced by any other guarantees or security now or subsequently held by any Finance Party

17.	DISCHARGE OF SECURITY

17.1	Final redemption

Subject to Clause 17.2 (Retention of Security), if the Security Agent is satisfied that all Liabilities shall have been irrevocably paid in full, the Security Agent shall at the request and cost of the Chargor release, reassign or discharge (as appropriate) the Charged Assets from the Charges

17.2	Retention of security

If the Security Agent considers that any amount paid or credited to any Finance Party under any Finance Document is capable of being avoided or otherwise set aside, that amount shall not be considered to have been paid for the purposes of determining whether all the Liabilities have been irrevocably paid

17.3	Consolidation

Any restrictions on the consolidation of security, whether under Section 21 of the Property Act or otherwise, shall be excluded to the fullest extent permitted by law and the Security Agent shall, so far as it is lawful and subject to other provisions of this Deed, be entitled to consolidate all or any of the Charges with any other Security whether in existence on the date of this Deed or in the future.

18.	ENFORCEMENT EXPENSES

The Chargor shall forthwith pay to the Security Agent the amount of all costs, losses, liabilities and expenses (including legal fees) and all stamp and other taxes thereon incurred by any Finance Party, any Receiver or any Delegate in relation to this Deed (including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Deed or any other Finance Documents, or any consideration by the Security Agent as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release of this Deed and/or any other document referred to in this Deed).

19.	PAYMENTS

19.1	Demands

Any demand for payment made by any Finance Party shall be valid and effective even if it contains no statement of the relevant Liabilities or an inaccurate or incomplete statement of them.

19.2	Payments

All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Security Agent may direct.

20.	RIGHTS, WAIVERS AND DETERMINATIONS

20.1	Ambiguity

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to this Deed, the terms of this Deed shall prevail

20.2	Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, Receiver or Delegate, any right or remedy under any Finance Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law

20.3	Determinations

Any certification or determination by any Finance Party or any Receiver or Delegate under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates

21.	SEPARATE AND INDEPENDENT OBLIGATIONS

The security created by the Chargor by or in connection with any Finance Document is separate from and independent of the security created or intended to be created by any other person by or in connection with any Finance Document

22.	BENEFIT OF SECURITY

22.1	Benefit and Burden

This Deed shall be binding upon and enure to the benefit of the parties, their assignees and their successors Any reference in this Deed to any party shall be construed accordingly

22.2	The Chargor

The Chargor shall not assign and/or transfer any rights or obligations under this Deed,

22.3	The Finance Parties

Each Finance Party may assign and/or transfer all or any parts of its rights and/or obligations under or in respect of this Deed to any person from time to time and the Chargor agrees to execute all documents and take all action that may be required by the Security Agent in respect of any assignment or transfer, or proposed assignment or transfer. Any such assignee or transferee shall be and be treated as a party for all purposes of this Deed and shall be entitled to the full benefit of this Deed to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it

23.	NOTICES

23.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter

23.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is identified with its name below or any substitute address, fax number or department or officer as the Party may notify to the other Party by not less than five Business Days’ notice.

23.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:
(i)	if sent by fax before 5 pm. (local time in the place to which it is sent) on a working day in that place, when sent or, if sent by fax at any other time, at 9 a.m. (local time in the place to which it is sent) on the next working day in that place, provided, in each case, that the person sending the fax shall have received a transmission receipt; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 23,2 (Addresses), if addressed to that department or officer For this purpose, working days are days other than Saturdays, Sundays and bank holidays.

(b)	Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).
23.4	Reliance
(a)	Any notice sent under this Clause 2.3 can be relied on by the recipient if the recipient reasonably believes the notice to be genuine and if it bears what appears to be the signature (original or facsimile) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b)	Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.
23.5	English language
(a)	Any notice given under or in connection with this Deed must be in English.

(b)	All other documents provided under or in connection with this Deed must be:
(i)	in English; or

(ii)	if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
24.	INDEMNITIES

Each indemnity in each Finance Document shall:
(a)	constitute a separate and independent obligation from the other obligations in that or any other Finance Document;

(b)	give rise to a separate and independent cause of action;

(c)	apply irrespective of any indulgence granted by any Finance Party;

(d)	continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Liability or any other judgment or order; and

(e)	apply whether or not any claim under it relates to any matter disclosed by any Obligor or otherwise known to any Finance Party
25.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

26.	GOVERNING LAW

This Deed is governed by Singapore law.

27.	ENFORCEMENT

27.1	Jurisdiction of Singapore courts

The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute ”)

27.2	Venue

The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

27.3	Other competent jurisdiction

This Clause 27 is for the benefit of the Finance Parties only As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

27.4	Consent to Enforcement, etc.

The Chargor irrevocable and generally consents in respect of any proceedings anywhere in connection with this Deed to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

27.5	Waiver of Immunity

The Chargor irrevocably agrees that, should any Finance Party (or any trustee or agent on its behalf) take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise in connection with this Deed), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from the execution of judgment shall be claimed by it or with respect to its assets, any such immunity being irrevocably waived. The Chargor irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Finance Documents

This is the signature page of Share Charge dated 28 DECEMBER 2006.

The Chargor The COMMON SEAL of STONEPATH HOLDINGS (HONG KONG) LIMITED was hereunto affixed in the presence of:	) ) ) )

/s/ [ILLEGIBLE]

Director

Director/Secretary

The Security Agent

SIGNED, SEALED AND DELIVERED	)
by	)
and	)
as attorney for and on behalf of	)
SBI BRIGHTLINE, LLC	)
in the presence of:	)

This is the signature page of Share Charge dated 28 DECEMBER 2006.
In Witness whereof this Deed has been duly executed as a deed.

The Chargor

The COMMON SEAL of	)
STONEPATH HOLDINGS (HONG KONG))
LIMITED was hereunto affixed in the	)
presence of:	)

Director

Director/Secretary

The Security Agent

SIGNED, SEALED AND DELIVERED	)
by Shelly Singhal	)
and	)	/s/ [ILLEGIBLE]
as attorney for and on behalf of	)
SBI BRIGHTLINE, LLC	)
in the presence of:	)